SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
         EXCHANGE ACT OF 1934.

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 20, 1997

                          FIRST AMERICAN RAILWAYS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   NEVADA                       33-14751-D                      87-0443800
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(STATE OF                    (COMMISSION FILE                (IRS EMPLOYER
INCORPORATION)                     NUMBER)                   IDENTIFICATION
                                                               NUMBER)

           3700 NORTH 29TH AVENUE, SUITE 202, HOLLYWOOD, FLORIDA 33020
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           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF THE REGISTRANT)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 920-0606

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.   OTHER EVENTS.

         The Company recently announced that it was experiencing a significant cash shortfall due, in part, to the delay in the delivery of the railcars which delayed the promotional period for marketing of the Florida Fun-Train. Also, while full service of the Florida Fun-Train commenced on October 15, 1997, to date, ridership on the Florida Fun-Train has been significantly below expectations. The Company is presently unable to determine when ridership on the Florida Fun-Train will be such that its operations will be profitable, if at all.

         As a result of its financial condition, there are a number of risks to the Company's continued operation of the Florida Fun-Train, including:

/bullet/ The Company has an immediate cash shortage and a severe working capital deficiency. The Company believes that its current funds, and any revenue from operations, will be sufficient to allow the Company to continue full service operations of the Florida Fun-Train until December 31, 1997, but continued Florida Fun-Train operations thereafter will require substantial immediate financings. Further, the Company does not have sufficient funds to pay its obligations beginning December 31, 1997, including its obligation to make the semi-annual interest payment in connection with its 8%
         Convertible Subordinated Notes on December 31, 1997.  The
         Company only has sufficient funds to operate The Durango &
         Silverton Narrow Gauge Railroad Company ("D&SNG"); however, use of any of D&SNG funds is restricted by the terms of an existing bank loan. The Company currently has no commitment for any financings, and it estimates that it needs approximately $9 million in working capital to fund its current and anticipated obligations, operating expenses and capital expenditures through September 30, 1998. Further, additional financing(s) will be required to cover future operating and capital expenditures. Also, additional funds will be required to complete the balance of the Florida Fun-Train consist (four railcars) which are anticipated to be completed by Rader Railcar II, Inc. ("RRI"), or obtained from a third-party. There can be no assurance that any such financings will be available on terms acceptable to the Company or at all. Any additional equity financing could result in substantial dilution to existing shareholders.

/bullet/ The Company experienced an approximate loss of $2.6 million for fiscal 1996 and an approximate $1.1 million loss for the nine months ended September 30, 1997. The Company expects losses for the current fiscal year end and thereafter. The Company anticipates that its net loss for the fourth quarter of 1997 will be in excess of $5 million. The Company had an accumulated deficit at September 30, 1997 in excess of $5 million.

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/bullet/ In the passenger rail industry fixed costs represent the major portion of a railroad's operating expenses and cannot be significantly reduced when competition or any of various other factors causes a reduction in load factors (passenger occupancy as a percentage of capacity) or passenger fares or "on-board" revenues. Since railcar purchase or lease installment payments, train operating expenses (including fuel, insurance, track usage charges and wages) and corporate overhead will represent the vast majority of the Company's expenses, the Company may not be able to reduce or decrease these costs on a timely basis in the event that passenger levels drop or fares or en route prices must be lowered because of competitive pressures. The Company does not have sufficient funds to pay these operating expenses beginning December 31, 1997. Further, there is no assurance that the Company will ever be able to operate profitably.

RAILCAR CONSTRUCTION AGREEMENT WITH RADER RAILCAR II, INC.

         On November 26, 1997, RRI announced that it was temporarily suspending its operations due to a lack of sufficient working capital. The Company and RRI have agreed to temporarily postpone delivery of these remaining railcars and the Company expects that they will be completed and ready for delivery in the Spring of 1998; however, there can be no assurance that such railcars will be delivered at that time, or at all. If RRI cannot complete and deliver some or all of these cars the Company believes it can obtain railcars from alternative sources, including the National Railroad Passenger Corporation (Amtrak).

         On August 22, 1997, the railcar construction agreement (the "Railcar Agreement") between Fun Trains, Inc., a subsidiary of the Company and RRI was amended to prioritize the delivery schedule for various railcars; the delivery of some of the railcars which was to have been in the Summer of 1997 was delayed until the Fall of 1997, and the delivery of the final three railcars, which was scheduled for March 1998, was accelerated to October, November and December 1997. RRI has been delayed in delivering the railcars under this revised schedule and four cars remain undelivered (as described below). In consideration of the aforementioned amendment, Mr. Rader furnished a limited financial guarantee of RRI's performance under the Railcar Agreement, and pledged his stock in the Company and the proceeds of the sale thereof to the Company to secure RRI's performance under the Railcar Agreement, as amended. During the period August through October 1997, Mr. Rader sold a significant portion of his holdings of the Company's Common Stock and substantially all of the proceeds therefrom were used to satisfy RRI's obligations relating to the construction of railcars for the Florida Fun-Train. The remaining shares owned by Mr. Rader and the proceeds therefrom continue to be pledged as security for RRI's performance under the Railcar Agreement, as amended.

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         Currently, eight railcars have been received, seven of which are currently in operation. Subject to the temporary suspension of operations of RRI (described above), the remaining four railcars (including the prototype car) are under construction or refurbishment by RRI.

         To date, the Company has expended approximately $8.0 million to RRI (exclusive of approximately $850,000 paid to an affiliate of RRI for the prototype railcar) in connection with the construction of the Florida Fun-Train. The construction agreement calls for a holdback of $806,000 pending "acceptance" of the railcars by the Company. This acceptance has not occurred; nevertheless, the Company has advanced $125,000 of this holdback to fund the completion of certain railcars which were recently delivered. The remaining "holdback" is approximately $681,000, which amount will be paid to RRI after the delivery and acceptance of all of the railcars constructed by RRI.

TERMINAL SITES

         The Company has completed the two boarding sites for the Florida Fun-Train. The South Florida site is in Hollywood, Florida, where the Company is leasing property from the Florida Department of Transportation. The Company is leasing from a third party a temporary Central Florida site in Poinciana, Florida. The Company has also signed a letter of intent to lease property from Amtrak to serve as a permanent site in Central Florida for the Company's northern terminal for a period of fifteen years with an option to renew for an additional fifteen years. The permanent facility is expected to be completed by September 30, 1998.

MANAGEMENT CHANGES

         Effective November 1, 1997, Ronald J. Hartman became an Executive Vice President of the Company. Mr. Hartman has 22 years of experience in the transit industry. For the last three years he has been an executive with Amtrak serving in several capacities, most recently as its Vice President of Business Development and Administration. Prior to his service with Amtrak, Mr. Hartman worked for the Mass Transit Administration of Baltimore, Maryland.

         On November 20, 1997, Raymond Monteleone resigned as a director and as President and Chief Operating Officer of the Company. Allen C. Harper, Chairman of the Board and Chief Executive Officer, became interim President.

         On November 24, 1997, Kevin Sheehan joined the Company's management team as a senior advisor and consultant. Mr. Sheehan is expected to advise the Company on issues relating to marketing, sales and strategic planning. Since 1995, Mr. Sheehan served as President and as a director of Vacation Break U.S.A., Inc. (a

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vacation interval ownership company); Mr. Sheehan has been affiliated with
Vacation Break U.S.A., Inc., since 1987.

         Gordon Downing, Vice President of Sales and Marketing for the Company, resigned effective December 12, 1997, to pursue other interests. The Company is seeking to hire a new head of marketing, but there can be no assurance that such position will be timely filled.

         Although the Company is seeking replacements for various senior management positions (described above), there can be no assurance that the Company will be successful in retaining qualified individuals. As described above, the Company is experiencing a severe cash shortage which, in addition to the competitive marketplace for qualified management candidates, will significantly impede the Company's ability to recruit executive talent.

POINTE BANK LOAN

         On December 10, 1997, Pointe Bank (the "Bank") sent a letter (the "Letter") to the Company stating that there were various non-monetary defaults outstanding under a $1,000,000 unsecured line of credit (the "Loan") given by the Bank to the Company. The Company has disputed the fact that any default existed in the Loan. In exchange for a letter waiving the purported defaults contained in the Letter, the Company has agreed (i) to allow the Bank to apply the outstanding balance in the Company's account with the Bank (approximately $109,000) towards the balance under the Loan, (ii) to grant to the Bank a "blanket" second lien on "non-D&SNG" assets, and (iii) that it will pay to the Bank on the Loan 10% of the gross proceeds of a future financing anticipated to be concluded by the end of April 1998. The Company has also agreed that there will be no further borrowing under the Loan and that the Loan will not be renewed upon its maturity. Effectively, this makes the balance of the Loan due on or about October 10, 1998.

                FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS.

         THIS REPORT, INCLUDING EXHIBITS HERETO, CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE ACT AND
SECTION 21E OF THE EXCHANGE ACT WHICH REPRESENTS THE COMPANY'S EXPECTATION OR BELIEFS, INCLUDING STATEMENTS REGARDING, AMONG OTHER THINGS, (I) THE COMPANY'S PROFITABILITY AND PROJECTED FINANCIAL CONDITION, (II) ANTICIPATED TRENDS IN THE COMPANY'S BUSINESS, (III) THE COMPANY'S ABILITY TO COMPETE WITH ITS COMPETITORS, AND (IV) THE COMPANY'S GROWTH STRATEGY OR POTENTIAL. ANY STATEMENTS CONTAINED IN THIS REPORT THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY", "WILL", "EXPECT", "PLAN", "BELIEVE", "ANTICIPATE", "INTEND", "ESTIMATE" OR "CONTINUE", THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE

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TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE
STATEMENTS ARE BASED UPON MANAGEMENT'S BELIEFS AT THE TIME THEY ARE MADE AS WELL AS ASSUMPTIONS MADE BY MANAGEMENT BASED UPON INFORMATION AVAILABLE TO IT. THE ASSUMPTIONS REGARDING THE COMPANY'S OPERATIONS, PERFORMANCE, DEVELOPMENT AND RESULTS OF ITS BUSINESS INCLUDE:

                  THE ABILITY OF THE COMPANY TO OBTAIN, FROM EXTERNAL SOURCES, SUFFICIENT WORKING CAPITAL FOR ITS OPERATIONS, THE ABILITY OF THE COMPANY TO OBTAIN AND RETAIN QUALIFIED MANAGEMENT, THE SUCCESSFUL MARKETING OF THE COMPANY'S RAIL SERVICES PARTICULARLY IN FLORIDA, THE CONTINUING FORBEARANCE OF CERTAIN CREDITORS OF AND SUPPLIERS TO THE COMPANY, AND NATIONAL AND REGIONAL ECONOMIC CONDITIONS AS WELL AS REGIONAL WEATHER CONDITIONS WHICH IMPACT THE COLORADO AND FLORIDA TOURISM MARKETS.

         FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING THOSE DESCRIBED ABOVE, AS WELL AS POTENTIAL CHANGES IN ECONOMIC OR REGULATORY CONDITIONS THAT ARE LARGELY BEYOND THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS MATERIALIZE OR CHANGES OCCUR, OR SHOULD MANAGEMENT'S ASSUMPTIONS PROVE TO BE INCORRECT, THE COMPANY'S ACTUAL RESULTS MAY MATERIALLY VARY FROM THOSE ANTICIPATED OR PROJECTED.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   FIRST AMERICAN RAILWAYS, INC.

DATE: DECEMBER 23, 1997                            BY: /S/ DONALD P. CUMMING
                                                      ----------------------
                                                   DONALD P. CUMMING, VICE
                                                   PRESIDENT AND ACTING CHIEF
                                                   FINANCIAL OFFICER


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                                 EXHIBIT INDEX

EXHIBIT                  DESCRIPTION
-------                  ------------

  1 Letter Agreement, dated December 19, 1997, waiving defaults under the Loan Agreement dated March 10, 1997 between First American Railways, Inc. and Pointe Bank.